DELAWARE GROUP EQUITY FUNDS II

Registration No. 811-00750
FORM N-SAR
Annual Period Ended November 30, 2015

SUB-ITEM 77B: Accountant?s report on internal control

Accountant's report on internal control, attached as Exhibit.
897645

WS: MFG_Philadelphia: 865308: v1